UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 28, 2023

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2700 S Las Vegas Blvd., Suite 2301
Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, Verb Technology Company, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company sold and Investor purchased 3,000 shares of the Company’s newly designated non-convertible Series C Preferred Stock (the “Shares”) for a total purchase price of $3,000,000 (the “Purchase Price”). The Shares have a 10% stated annual dividend, no voting rights and has a face value of $1,300 per share. The sale of the Shares was consummated on December 29, 2023.

The Company intends to use the proceeds for working capital and general corporate purposes. The Securities Purchase Agreement contains customary representations and warranties from the Company, on the one hand, and the Purchaser, on the other.

The description of the Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached as Exhibit 10.1 hereto. A summary of the rights and preferences of the Certificate of Designation of the Shares is disclosed below and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation attached as Exhibit 3.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The sale of the Series C Preferred Stock pursuant to the Securities Purchase Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K regarding the sale of the non-convertible Series C Preferred Stock, the Securities Purchase Agreement and the terms of the non-convertible Series C Preferred Stock is hereby incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 28, 2023,the Company filed a certificate of designation of preferences and rights (the “Certificate of Designation”) of Series C Preferred Stock (the “Series C Preferred Stock”), with the Secretary of State of Nevada, designating 5,000 shares of preferred stock, par value $0.0001 of the Company, as Series C Preferred Stock. Each share of Series C Preferred Stock shall have a stated face value of $1,300.00 (“Stated Value”).

The Series C Preferred Stock is not convertible into common shares of capital stock of the Company and as such is non-dilutive to current stockholders.

Each share of Series C Preferred Stock shall accrue a rate of return on the Stated Value at the rate of 10% per year, compounded annually to the extent not paid as set forth in the Certificate of Designation, and to be determined pro rata for any factional year periods (the “Preferred Return”). The Preferred Return shall accrue on each share of Series C Preferred Stock from the date of its issuance, and shall be payable or otherwise settled as set forth in the Certificate of Designation.

Commencing on the 1 year anniversary of the issuance date of each share of Series C Preferred Stock, each such share of Series C Preferred Stock shall accrue an automatic quarterly dividend, based on three quarters of 91 days each and the last quarter of 92 days (or 93 days for leap years), which shall be calculated on the Stated Value of such share of Series C Preferred Stock, and which shall be payable in additional shares of Series C Preferred Stock, based on the Stated Value, or in cash as set forth in the Certificate of Designation (each, as applicable, the “Quarterly Dividend”). For the period beginning on the 1 year anniversary of the issuance date of a share of Series C Preferred Stock to the 2 year anniversary of the issuance date of a share of Series C Preferred Stock, the Quarterly Dividend shall be 2.5% per quarter, and for all periods following the 2 year anniversary of the issuance date of a share of Series C Preferred Stock, the Quarterly Dividend shall be 5% per quarter.

Subject to the terms and conditions set forth in the Certificate of Designation, at any time the Company may elect, in the sole discretion of the Board of Directors, to redeem all, but not less than all, of the Series C Preferred Stock then issued and outstanding from all of the Series C Preferred Stock Holders (a “Corporation Optional Redemption”) by paying to the applicable Series C Preferred Stock Holders an amount in cash equal to the Series C Preferred Liquidation Amount (as defined in the Certificate of Designation) then applicable to such shares of Series C Preferred Stock being redeemed in the Corporation Optional Conversion (the “Redemption Price”).

The Series C Preferred Stock confers no voting rights on holders, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Series C Preferred Stock or as otherwise required by applicable law.

This description of the Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series C Preferred Stock

10.1*	Securities Purchase Agreement, dated December 29, 2023, by and between the Company and Streeterville Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer